SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

              Date of Report (Date of earliest event reported):
                               December 2, 1997

                          TRANSMEDIA ASIA PACIFIC, INC.
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             (Exact name of Registrant as specified in its charter)

    Delaware                          0-26368                       13-3760219
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(State or other                   (Commission File           (I.R.S. Employer
jurisdiction of                   Number)                    Identification No.)
incorporation)

       1 Hurlingham Business Park, Sullivan Road, London, England SW6 3DU
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               (Address of principal executive offices) (Zip Code)

               Registrant's telephone number, including area code:

                               011-44-171-610-6776
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

Item 2. Acquisition or Disposition of Assets

On December 2, 1997, Transmedia Australia Holdings Pty Limited ("Transmedia Australia"), a newly-formed company owned equally by Transmedia Asia Pacific, Inc. (the "Company") and Transmedia Europe, Inc. ("Transmedia Europe") indirectly purchased in simultaneous transactions (the "Acquisition") 51% of the business and assets of Nationwide Helpline Services Pty Limited, an Australian company ("NHS"). The total purchase price for the Acquisition (including a deposit of AUD 345,000 (226,974)) is approximately AUD 10,000,000 ($657,895),
AUD 4,000,000 ($2,631,578) of which represents sign-on fees payable to certain principals of NHS, and the balance of which represents amounts payable to NHS in two tranches. The first tranche was paid on December 2, 1997 in the form of cash and shares and the second tranche is payable in cash only. Transmedia Australia also acquired an option to purchase the 49% balance of NHS' business and assets for an additional AUD 2,497,655 ($1,643,194). Failure to exercise the option during its term will give the NHS principals the right to repurchase the 51% interest for nil consideration. NHS is a provider of benefit packages for organizations with large customer bases such as banks and insurance company. NHS also operates a medical assistance business linked to travel insurance. The Acquisition was subject to review and has been cleared by Australian regulation authorities under the Foreign Acquisitions and Takeover Act of 1975.

In connection with the Acquisition, on December 2, 1997 Transmedia purchased, pursuant to a Subscription Agreement dated November 6, 1997, a 51% equity interest in NHS Australia Pty Limited, a newly formed Australian company ("NHS Australia"), the balance of whose outstanding equity is owned by the original owners of NHS (the "Original NHS Shareholders"). Using funds provided by Transmedia Australia under the Subscription Agreement, NHS Australia simultaneously purchased the business and assets of NHS pursuant to a Business Purchase Agreement, dated as of November 6, 1997, among NHS Australia, NHS, and Kevin James Bostridge and Robert Arthur Swinbourn (the "Business Purchase Agreement"). Messrs. Bostridge and Swinborn are the executive directors, and together constitute the controlling shareholders, of NHS.

Under the Subscription Agreement, Transmedia Australia subscribed for 51% of the equity of NHS Australia at a total subscription price of AUD 5,658,500 ($3,722,697). Of the total price (i) AUD 2,815,960 ($1,852,605) was paid on
December 2, 1997, AUD 1,405,501 ($924,672) of which was paid in cash and the balance of which was paid by delivery of 500,000 fully paid shares of common stock of each of the Company and Transmedia Europe (the "Transmedia Shares") and
(ii) AUD 2,842,540 ($1,870,092) is payable in cash on January 31, 1998 (which date may, in the discretion of Transmedia Australia, be extended by up to 90 days provided that interest will accrue during any such extension at 5% per annum). Transmedia Australia agreed to cause registration statements under the Securities Act of 1933 to be filed by each of the Company and

Transmedia Europe covering the resale of the Transmedia Shares. If such registration statements are not filed by March 31, 1998 or declared effective by June 30, 1998 (in each case extendable by up to 90 days), Transmedia Australia will be obligated to procure the repurchase of such shares at the greater of $1.00 each or the then average trading price per share.

Under the Business Purchase Agreement, NHS Australia purchased all of the business and assets of NHS (including NHS' (i) 100% interest in Teletravel Centre Pty Limited, (ii) 5l% interest in Nationwide Response Helpline; (iii) 50% interest in Money in Practice Pty Limited and (iv) 2,000 shares in Flight Centre Limited). In consideration therefor, NHS Australia (i) paid, on December 2, 1997, AUD 1,407,459 ($925,960) in cash and delivered the Transmedia Shares and
(ii) agreed to pay on January 31, 1998, AUD 2,842,540 ($1,870,092). In addition, NHS Australia assumed certain liabilities of NHS. All funds and other consideration paid or to be paid by NHS Australia were or will be funded by Transmedia Australia's subscription in NHS Australia under the Subscription Agreement. As such, the Business Purchase Agreement contains payment terms and other provisions (such as the obligation to register the Transmedia Shares) coextensive with those provided in the Subscription Agreement.

As a condition to the Acquisition, Messrs. Edward J. Guinan III and Paul L. Harrison were appointed directors of NHS Australia. Messrs. Kevin James Bostridge and Robert Arthur Swinbourn, who are also directors of NHS Australia, were employed by NHS Australia pursuant to separate employment agreements. Each agreement is for an initial term of three years and for an indefinite period of time thereafter (subject to early termination by either party on prior notice). Under the agreements, Mr. Bostridge is employed as chief executive officer and Mr. Swinborn is employed as marketing director of NHS Australia at salaries of $200,000 and $150,000, respectively. Each executive is to be provided a car at the expense of NHS Australia. The agreements contain confidentiality and ownership of intellectual property provisions, as well as provisions restricting competitive activities. In addition, the Company, Transmedia Europe and Transmedia Australia have agreed to pay to Messrs. Bostridge and Swinbourn sign-on fees of AUD 2,9l4,286 ($1,917,293) and AUD 1,085,714 ($714,286),
respectively. The sign-on fees are payable one-half on January 31, 1998 and the balance on June 30, 1998 (subject to extension of each installment (with the exception of a portion of the first installment) by up to 90 days provided that interest will accrue on the extended amounts at 5% per annum). As security for payment of the sign-on fees, Transmedia Australia granted an equitable mortgage on its entire issued share capital in favor of these individuals.

The Original NHS Shareholders have entered into a Call Options Agreement, dated November 6, 1997, with Transmedia Australia pursuant to which Transmedia Australia has an option to purchase from the Original NHS Shareholders the balance (49%) of the outstanding equity of NHS Australia (the "Transmedia Option"). The Transmedia Option is exercisable at any time through June 30, 1998 (subject to extension, at the discretion of Transmedia Australia, for up to 90 days (provided that interest on the Transmedia Option exercise price will accrue during any such extension at 5% per annum). The exercise price of the Transmedia Option is AUD 2,497,655 ($1,643,194) less possible reductions in the event certain revenue-generating contracts are canceled prior to scheduled expiration. If Transmedia Australia fails to exercise the Transmedia Option during the term thereof, the Original NHS Shareholders will have an option, from and for a period of 30 business days after the expiration of the Transmedia Option, to purchase Transmedia Australia's 5l% equity interest in NHS Australia at an aggregate purchase price of AUD 1.00 (the "NHS Option"). If Transmedia Australia fails to pay the second installment owing under the Subscription Agreement within the permitted time period, the NHS Option will become immediately exercisable and the Transmedia Option will lapse.

In connection with the Acquisition, Mr. Bostridge granted Transmedia Australia an option to purchase all of the outstanding shares of ICON Services Pty Limited (ICON"), the holding Company of Airline Vacations Pty Limited, a travel and airline general sales agency. The option is exercisable until December 2, 1999. The exercise price of the option is an amount equal to the amount paid by Mr. Bostridge for the shares of ICON. In addition, the acquisition of ICON pursuant to exercise of the option is subject to Transmedia Australia arranging for discharge of certain debt and ICON entering into an employment agreement with Mr. Bostridge.

Item 7. Financial Statements and Exhibits

            (a) and (b) Financial Statements of Business Acquired and Pro Forma Financial Information.

            It is impracticable for the Company to provide at this time the required audited financial statements and the required pro forma financial information. The Company intends to file such financial statements and information under cover of Form 8-K/A no later than 60 days from December 17, 1997.

            (c) Exhibits.

            2.1 Agreement For Purchase of Business, dated as of November 6, 1997, among NHS Australia Pty Limited, Nationwide Helpline Services Pty Limited, Kevin James Bostridge, and Robert Arthur Swinbourn.

                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

December 16, 1997

                                   TRANSMEDIA ASIA PACIFIC, INC.


                                   By: /s/ David S. Valliancourt
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                                      David S. Valliancourt
                                      Chief Financial Officer